UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
_______________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2008

REDWOOD TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-13759	68-0329422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Belvedere Place
Suite 300
Mill Valley, California 94941
(Address of principal executive offices and Zip Code)

(415) 389-7373
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
_______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           On December 10, 2008, the Board of Directors appointed Martin S. Hughes as President of Redwood Trust Inc. (“Redwood”), effective January 1, 2009.  Mr. Hughes will also continue to serve in his role as Co-Chief Operating Officer, Chief Financial Officer and Secretary.  Mr. Hughes will replace Douglas B. Hansen, whose previously announced resignation as President will become effective on December 31, 2008.

                Mr. Hughes, age 50, has served as Chief Financial Officer and Secretary since August 2006 and Vice President of Redwood since June 2005 and as Co-Chief Operating Officer since 2007.  Mr. Hughes has over 15 years of senior management experience in the financial services industry. From 2000 to 2004, Mr. Hughes was the President and Chief Financial Officer of Paymap Inc., a company that develops, markets, and services electronic payment products. Mr. Hughes served as Vice President and Chief Financial Officer of Redwood in 1999. Mr. Hughes also served as Chief Financial Officer of North American Mortgage Company from 1992 to 1998. Prior to 1992, Mr. Hughes was employed for eight years at an investment banking firm and for four years at Deloitte and Touche LLP. Mr. Hughes has a B.S. in Accounting from Villanova University.

(e)           On December 10, 2008, Redwood entered into a Transition Agreement with Mr. Hansen.  Mr. Hansen had informed the Board on November 10, 2007 of his intention to retire as President of the Company on or prior to December 31, 2008.   Mr. Hansen will resign from his position as President of the Company effective on December 31, 2008 and will retire from employment with the Company on January 1, 2009.  Mr. Hansen will remain as a Director of the Company, will be paid as a non-employee director beginning January 2, 2009, and will be eligible to receive an annual director equity grant in May 2009 equal to that awarded other non-employee members of the Board of Directors.

The terms of Mr. Hansen’s Transition Agreement also provide for:
•	payment of his 2008 annual bonus of $218,750 to be paid when the Company makes its 2008 bonus payments to its employees;
•	vesting of his outstanding Deferred Stock Awards as of January 1, 2009; and,
•
amending his outstanding Option agreements to provide that his Options continue to be exercisable while he continues to serve on the Board of Directors and, in certain circumstances, for a period of up to twelve months following such service.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 11, 2008	REDWOOD TRUST, INC.

	By:	/s/ MARTIN S. HUGHES
Martin S. Hughes
Chief Financial Officer and Secretary